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                                 EXHIBIT 21.01

                        ARROWPOINT COMMUNICATIONS, INC.

                                  Subsidiaries

Name                                                  State or Jurisdiction of Incorporation
----                                                  --------------------------------------
ArrowPoint Communications Limited                     United Kingdom
ArrowPoint Communications International, Inc.         Delaware